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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2000

                              GENFINITY CORPORATION

             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

         0-22045                                          13-3525328
         -------                                          ----------
(Commission File Number)                        (IRS Employer Identification No)
         308 West Rosemary Street
         Suite 105
         Chapel Hill, NC                                     27516
(Address of principal executive office)                    (Zip Code)

Registrant's telephone number, including area code:  (919) 960-2660

                             Apple Homes Corporation
                             124 North Belair Road
                             Evans, Georgia                  30809
                                                           (Zip Code)

Former Registrant's telephone number, including area code:  (706) 650-2015
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          (Former name or former address, if changed since last report)
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Item 1. Changes in Control of Registrant


a) On September 30, 2000, control of the Apple Homes Corporation changed from its prior board of directors to Thomas Kontogiannis and Robert Shatles and directors designated by them, including Ray E. Shain, David Cymrot, Nick Tsismenakis, and Hiram Dixon Settle III. (Mr. Ed Tyler was listed in the Proxy Statement as a director of the Company, however; he has since declined the position due to his lack of time.) This change of control was effectuated by the merger of Bravo.com Acquisition Corporation ("Bravo") and PlayRadio.net Acquisition Corporation ("PlayRadio") into Apple Homes Corporation.

As part of the mergers, Apple Homes Corporation's name has been changed to Genfinity Corporation (ticker symbol on the OTC Bulletin Board - GFIN). The original terms of the deal called for the name of the Apple Homes Corporation to be changed to Letterpath, Inc., but the parties agreed on the new name as being more representative of the multiple businesses in which the Registrant intends to engage. Warrants of Apple Homes, Inc. remain the obligation of Genfinity Corporation. (ticker symbol on the OTC Bulletin Board - GFINW). Genfinity Corporation continued warrant and debenture holder's rights and privileges.

In the mergers, 20 million shares of common stock of the Apple Homes Corporation representing approximately 90.5% of its outstanding stock, was issued to the former shareholders of the Bravo and PlayRadio. Of these shares, Mr. Kontogiannis beneficially owns 9,373,000 shares of the Registrant's common stock, or 43.4%, Mr. Shatles beneficially owns 1,895,000 shares, or 8.57%, and the four new directors appointed in the transaction own in the aggregate 1,902,000 shares or 8.6%. Mr. Ray Shain has subsequently left the Board for personal reasons. He retains his level of beneficial share interest. Mr. Hiram Dixon Settle III has subsequently left the Board. He retains his level of beneficial share interest. The remaining two directors now own in the aggregate 802,000 shares or 3.6%. Shea Tisdale, the President of Genfinity Corporation subsequent to the merger, has also since resigned, but retains his level of beneficial share interest.

An Apple Home, Inc. stockholder vote to approve the Merger Transaction was finalized on August 21, 2000 at a special meeting of stockholders of record as of June 30, 2000, with 99.85% of the votes received approving the merger. The stockholder vote was held on the material in the Definitive Proxy dated July 19, 2000. The Definitive Proxy statement more fully describes the transaction and gives information on the Acquired Companies. The Proxy Statement is available on the Securities and Exchange Commission's website, www.sec.gov and is incorporated herein by reference.

Additional details on the Merger Transaction can also be found in Note 2 to the Financial Statements contained in the Form 10-QSB, dated November 20, 2000, filed with the
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Securities and Exchange Commission. The Form 10-QSB is available on the
Securities and Exchange Commission's website, www.sec.gov.


b) Change in number of authorized shares


The vote by Stockholders, of then Apple Homes Corporation, on August 21, 2000 also approved amendments to Apple's Certificate of Incorporation to increase the number of authorized shares of Apple common stock to 60 million shares of $.002 par value per share.


c) Business Combinations Prior to September 30, 2000

Background Information

The background information is to provide a brief summary of the activity that resulted in operations of Genfinity Corporation. This summary is limited to the business combinations as already discussed in the Definitive Proxy, dated July 19th, 2000.

Bravo.com Acquisition Corp.
---------------------------

Bravo.com Acquisition Corp. was incorporated in the state of New York on April 3, 2000.

The Bravo.com Acquisition Corp. consisted of The Calvander Corporation ("Calvander"), NetworkArts, Inc. ("NetworkArts") and LetterPath, Inc. ("LetterPath").

On May 1, 2000, Calvander Corporation, NetworkArts, Inc., and LetterPath, Inc., entered into a merger agreement with Bravo, whereby the shareholders of Calvander received 3,100,000 shares of Bravo in exchange for all 1,500 shares of Calvander and the shareholders of NetworkArts received 1,000,000 shares of Bravo in exchange for all 1,000,000 shares of NetworkArts and the shareholders of LetterPath received 3,000,000 shares of Bravo in exchange for all 1,802,332 shares of LetterPath. The founding shareholders of Bravo received 2,900,000 shares of the common stock of Bravo upon its formation. A definitive Shareholder Agreement was executed on June 9, 2000.


The Calvander Corporation

The Calvander Corporation ("Calvander") was incorporated in the state of Delaware on November 12, 1999. Calvander, doing business as "Catalogue.com", is a full-service web development and application service provider. In November of 1999, the
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shareholders of Calvander contributed the assets of a former corporation to
Calvander. The net assets were valued at $155,000, which was recorded as additional paid-in capital. The former corporation operated a Web development business organized as Catalogue.com, Inc. (New York).


NetworkArts, Inc.

NetworkArts, Inc. ("NetworkArts") was incorporated in the state of North Carolina on July 6, 1998. NetworkArts is an Internet Web Site development, management, and hosting firm. NetworkArts acquired the assets of Signal Interactive, Inc. in July of 1998.


LetterPath, Inc.

LetterPath, Inc. ("LetterPath") was incorporated on September 9, 1999 in the state of North Carolina. LetterPath is a development-stage company, which has not generated any revenue to date. The May 1, 2000 Merger Agreement for Bravo followed an earlier Stock Purchase Agreement dated March 25, 2000. LetterPath owns the rights to a patent-pending process for converting an e-mail message to a paper document formatted to the customer's specifications.


PlayRadio Group
---------------

PlayRadio.net Acquisition Corporation ("PlayRadio") was incorporated in New York on April 3, 2000 as "Motel.com". The name was changed by a Certificate of Amendment dated April 12, 2000.

PlayRadio.net

PlayRadio.net is a development stage company which merged into Genfinity Corporation with the conclusion of the merger with Apple Homes, Inc. PlayRadio consists of two divisions: PlayRadio.net and MoneyLink Capital.

PlayRadio owns the rights to the name and source codes of the "PlayRadio.net" website. PlayRadio.net broadcasts radio channels through the Internet and provides its customers with information on music artists, concerts and PlayRadio contests and opportunities to buy music through affiliated websites. This website was set up in March 2000 and was acquired by PlayRadio in April 2000. PlayRadio.net is still in the start-up stage and is not producing revenue.

On October 28, 1999, MoneyLink Capital.com, Inc. ("MoneyLink") was incorporated in the state of Delaware with 1,500 authorized, unissued shares. On April 28, 2000, one
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share was issued with no par value for $1. On May 1, 2000, the sole shareholder of MoneyLink entered into a merger agreement with PlayRadio, whereby the shareholder of MoneyLink received 4,275,000 shares of PlayRadio in exchange for one share of MoneyLink common stock and $427.50. MoneyLink thereby became a division of PlayRadio. MoneyLink has the rights to a unique software program that automates the process of applying for a home mortgage on the Internet. It is the licensee of Coastal Capital Corporation's The Mortgage Shop.com. MoneyLink is still in the start-up stage and is not producing revenue.


Item 2.  Acquisition or Disposition of Assets

On September 30, 2000 as part of the agreement under which the mergers referred to in the Definitive Proxy took place, the Genfinity Corporation sold to Apple Homes Acquisition Corporation, a Georgia corporation controlled by Thomas Kontogiannis, all of the assets and business of the home related business (as it existed as Apple Homes Corporation, immediately prior to the Merger Transaction), and Apple Homes Acquisition Corporation assumed all of the liabilities of the Apple Homes Corporation other than its obligations to then existing debenture holders and warrant holders.

Apple Homes Acquisition Corporation's intent is to continue the original business of the Apple Homes Corporation. As part of this intent, it will change its name to Apple Homes Corporation.

As part of the sale of assets, Apple Homes Acquisition Corporation was to have caused the personal guaranties issued by E. Samuel Evans, the President of the Registrant, to be released. These guaranties included substantially all of the Registrant's outstanding debt totaling at the date of closing approximately $7,600,000. Instead, it was decided at the closing to have these guaranties continue, with Mr. Evans to be indemnified by the Apple Homes Acquisition Corporation and Mr. Kontogiannis against loss as a result of their continuance. The change was made to accommodate the desires of the Apple Homes Corporation's principal floor plan lenders the debts to whom were assumed by the Apple Homes Acquisition Corporation as part of the transaction.

As consideration for his agreement to continue his guaranties, Mr. Evans received 10% of the stock of the Apple Homes Acquisition Corporation. This consideration was not part of the original agreement for the sale of the Apple Homes Corporation assets as described in the Definitive Proxy statement.

Also at the closing, Mr. Evans, formerly the President and Chief Executive Officer of the Registrant, was elected as President and Chief Operating Officer of the Apple Homes Acquisition Corporation and Laura H. Rollins, formerly the Secretary and Treasurer and Chief Financial Officer of Apple Homes Corporation, was elected Secretary and Treasurer and Chief Financial Officer of the Apple Homes Acquisition Corporation.
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Apple Homes Acquisition Corporation is now a private Georgia Corporation.
Detailed information concerning prior periods for Apple Homes Corporation, prior to the merger and sale transaction, including a description of its business, property, legal proceedings, and market price and dividends paid on its Common Stock, as well as audited financial statements for its fiscal years ended March 31, 1998, 1999 and 2000 selected financial data and supplementary financial information and a management discussion and analysis of Apple Homes, Inc. financial condition and results of operations are contained in Apple Homes Corporation. Annual Report on Form 10-K for its fiscal year ended March 31, 2000, filed with the SEC on June 29, 2000.

An Apple Home, Inc. stockholder vote to approve the Sale Transaction was finalized on August 21, 2000 at a special meeting of stockholders of record as of June 30, 2000, with 99.85% of the votes received approving the sale of assets. The stockholder vote was held on the material in the Definitive Proxy dated July 19, 2000. The Definitive Proxy statement more fully describes the transaction and gives information on the Acquired Companies. The Proxy Statement is available on the Securities and Exchange Commission's website, www.sec.gov and is incorporated herein by reference.

As part of the Sale Transaction Apple Homes Acquisition Corporation was to pay Genfinity Corporation $1,500,000 less the amount by which the cash and cash equivalents of Apple Homes Corporation transferred to Apple Homes Acquisition Corporation in the transaction total less than $800,000. This is detailed in the Definitive Proxy statement, dated July 19, 2000, on file with the Securities and Exchange Commission. The purchase price was reduced on the closing date, by a cash shortfall of $600,000, to $900,000. In addition, expenses and commissions to a firm related to a large shareholder, in connection with this sale, were $300,000. Net funds for continuing operations from the Sale Transaction were $600,000. As of September 30, 2000, a balance of $400,000, due to Genfinity, was outstanding under the Sale Transaction. The $400,000 was received in October and November of 2000.


Item 7. Financial Statements and Exhibits

     (a) Financial statements and pro-forma information for the Merger Transaction, dated September 30, 2000, is contained in the Definitive Proxy, dated July 19, 2000, and are herein incorporated by reference.
     (b) Financial information for the six-month period of April 1,2000 to September 30, 2000 for Bravo.com Acquisition Corp. and PlayRadio.net Acquisition Corp. are contained in the Form 10-QSB, dated November 20, 2000. No information on Apple Homes Corporation for the period April 1, 2000 to September 30, 2000 is provided as the Merger Transaction closed on September 30, 2000 and the financial information in Form 10-QSB covers the continuing operations and the Merger Transaction.
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     (c)  The Agreement and Plan of Merger and Sale of Assets pursuant to which the mergers of the Bravo.com Acquisition Corp. and PlayRadio.net Acquisition Corp. into the Registrant and the sale of assets by Genfinity Corporation to Apple Homes Acquisition Corporation can be found in the Definitive Proxy Statement, dated July 19, 2000, and is incorporated herein by reference.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     Genfinity Corporation


Date: November 29, 2000                              /s/ Nick Tsismenakis
                                                     --------------------
                                                     Director